Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2021 Incentive Equity Plan of our report dated March 27, 2023 with respect to the consolidated financial statements of TMC the metals company Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2022 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Vancouver, Canada

March 27, 2023